                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  July 24, 1997



                       UNIVERSAL HOSPITAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                     0-20086                 41-0760940
(State or other jurisdiction of        (Commission             (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)


  1250 Northland Plaza, 3800 West 80th Street, Bloomington, MN     55431-4442
            (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:   (612) 893-3200


                                 Not Applicable
        (Former name or former address, if changed since last report.)

Item 5.   Other Events.

          On July 24, 1997, MEDIQ Incorporated ("MEDIQ"), PRN MERGER CORPORATION ("PRN"), a wholly-owned subsidiary of MEDIQ, and UNIVERSAL HOSPITAL SERVICES, INC. ("UHS") executed Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger by and among MEDIQ, PRN and UHS, dated February 10, 1997 (the "Merger Agreement"), which modified the Merger Agreement in two respects. First, Section 8.1(c) of the Merger Agreement was amended to provide that either MEDIQ or UHS may terminate the Merger Agreement if the Merger of UHS with and into PRN (the "Merger") has not been consummated by October 31, 1997 (unless the failure to consummate the Merger by such date is due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party's obligation); prior to such Amendment, such termination right would have arisen if the Merger had not been consummated by August 30, 1997. Second, the Amendment established an additional termination right, which provides that if the Federal Trade Commission ("FTC") files with any United States District Court ("District Court") a motion for a preliminary injunction with respect to the Merger, (i) MEDIQ and UHS will each have the right to terminate the Agreement by written notice to the other, at any time during the period commencing upon the issuance by the District Court of a preliminary injunction pursuant to such motion and ending at 11:59 p.m. (Eastern Time) on the fifth business day following the day on which a written ruling on the motion is filed with the Clerk of Court, and (ii) neither MEDIQ nor UHS will be obligated to consummate the Merger before the expiration of the termination right set forth in the preceding clause (i). This five business-day period will provide each of MEDIQ and UHS with the opportunity to review the basis for such action by the District Court and to determine whether it would be in the best interests of their respective stockholders to appeal any such decision. A copy of the Amendment is attached to this Current Report on Form 8-K and the foregoing summary is qualified in its entirety by reference to such copy of the Amendment.

          On July 29, 1997, MEDIQ and UHS announced that they had been informed by the Federal Trade Commission ("FTC") that the FTC had authorized its staff to seek a preliminary injunction against the consummation of the proposed acquisition.
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Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

     99.1 Amendment No. 1 dated as of July 24, 1997 to
            Agreement and Plan of Merger dated as
            February 10, 1997 by and among
            MEDIQ Incorporated, PRN Merger
            Corporation and Universal Hospital
            Services, Inc.

     99.2 Press Release dated July 24, 1997.

     99.3 Press Release dated July 29, 1997.
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Signature


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date:   July 31, 1997


                              UNIVERSAL HOSPITAL SERVICES, INC.



                              By  /s/ David E. Dovenberg
                                  ---------------------------------------
                                  David E. Dovenberg
                                  Vice President, Finance and Chief
                                  Financial Officer
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                                 EXHIBIT INDEX
                                 -------------



                                                       Page No. in Sequentially
Exhibit   Description of Exhibit                             Numbered Copy
-------   ----------------------                       ------------------------



99.1      Amendment No. 1 dated as of July 24, 1997 to
            Agreement and Plan of Merger dated as
            February 10, 1997 by and among
            MEDIQ Incorporated, PRN Merger
            Corporation and Universal Hospital
            Services, Inc.

99.2      Press Release dated July 24, 1997.

99.3      Press Release dated July 29, 1997.